Structured Asset Securities Corporation
Mortgage Pass-Through Certificates
Series 2005-S4
B399

Payment Date:	October 25, 2005
Record Date:	September 30, 2005

Trustee's Report to Certificateholders
Payment Summary
		Certificate	Interest	Original	Beginning	Principal
Class	CUSIP	Interest Rate *	Type	Balance	Balance	Paid
A	86359DLX3	4.500000%	Variable	172,293,000	165,905,989.90	3,901,621.22
B	86359DLY1	6.500000%	Variable	10,980,000	10,980,000.00	0.00
P		0.000000%	N/A	100	100.00	0.00
X		5.692082%	Variable	4,410,757	4,410,756.91	0.00
R		0.000000%	N/A	0	0.00	0.00
			Totals:	187,683,857	181,296,846.81	3,901,621.22

Interest	Total	Ending
Paid	Paid	Balance
$ 622,147.46	$ 4,523,768.68	$ 162,004,368.67
$ 59,475.00	$ 59,475.00	$ 10,980,000.00
$ 51,123.49	$ 51,123.49	$ 100.00
$ -	$ -	$ 4,410,756.91
$ -	$ -	$ -
$ 732,745.95	$ 4,634,367.17	$ 177,395,225.58

Distributions Per Certificate
	Beginning	Principal	Interest	Ending
Class	Cert. Factor	Distribution	Distribution	Cert. Factor
A	962.92936972	22.64526836	3.61098514	940.28410136
B	1,000.00000000	0.00000000	5.41666667	1,000.00000000
P	1,000.00000000	0.00000000	511,234.90000000	1,000.00000000

Principal Detail
	Beginning	Scheduled	Unscheduled	Total Principal	Applied	Ending
Class	Balance	Principal	Principal	Distribution	Loss Amount	Balance
A	$ 165,905,989.90	$ 101,701.15	$ 3,799,920.07	$ 3,901,621.22	$ -	$ 162,004,368.67
B	$ 10,980,000.00	$ -	$ -	$ -	$ -	$ 10,980,000.00
P	$ 100.00	$ -	$ -	$ -	$ -	$ 100.00
X	$ 4,410,756.91	$ -	$ -	$ -	$ -	$ 4,410,756.91
R	$ -	$ -	$ -	$ -	$ -	$ -
	$ 181,296,846.81	$ 101,701.15	$ 3,799,920.07	$ 3,901,621.22	$ -	$ 177,395,225.58

Deferred
Amount
0.00
0.00
N/A
N/A
N/A
0.00

Interest Detail
	Accrued	Basis Risk	Current Interest	Prepayment	Other Interest	Total Interest
Class	Certificate Int	Shortfalls	Shortfalls	Premiums	Adjustment	Distr. Amount
A	$ 622,147.46	$ -	$ -	$ -	$ -	$ 622,147.46
B	$ 59,475.00	$ -	$ -	$ -	$ -	$ 59,475.00
P	$ -	N/A	$ -	$ 51,123.49	$ -	$ -
X	$ 868,317.86	N/A	$ -	$ -	$ -	$ -
R	$ -	N/A	$ -	$ -	$ -	$ -
	$ 1,549,940.32	$ -	$ -	$ 51,123.49	$ -	$ 681,622.46

Unpaid Basis	Carryforward	Net Prepayment	Deferred	Cumulative
Risk Shortfall	Interest	Interest Shortfall	Interest	Deferred Interest
$ -	$ -	$ -	N/A	N/A
$ -	$ -	$ -	N/A	N/A
N/A	$ -	N/A	N/A	N/A
N/A	$ -	N/A	$ 868,317.86	$ 2,633,972.32
N/A	$ -	N/A	N/A	N/A
$ -	$ -	$ -	$ 868,317.86	$ 2,633,972.32

Mortgage Loan Activity for related Payment Date:
# of Mortgage	Beginning Agg Sched	Principal Remittance	Current	Interest Remittance	Ending Agg Sched	Realized Loss
Loans	Principal Balance	Amount	Realized Loss	Amount	Principal Balance	Since Cutoff
4,783	183,058,037.19	3,035,258.69	0.00	1,549,663.03	180,022,778.50	0.00

Aggregate Delinquency information for related Payment Date:
	Current	One Month	Two Months	3 Months +	Bankruptcy	Foreclosures
# of Loans	4,680	76	12	9	6	0
Agg Prin Balance	176,010,216.60	2,683,092.52	502,326.96	800,288.40	127,822.69	0.00

REO
0
0.00

REO Property and Substitution of Mortgage Loans Information
	REO	Deleted	Qualifying Substitute
	Property	Mortgage Loan	Mortgage Loan
Loan Number	N/A	N/A	N/A
Sched. Prin. Balance	N/A	N/A	N/A
Loan Number	N/A	N/A	N/A
Sched. Prin. Balance	N/A	N/A	N/A

Fees and Advance Information
Trustee Fees	991.56
Servicing Fees	76,274.18
Credit Risk Manager's Fees	1,678.03

(A) Aggreg. Advances Required	N/A
(B)Aggreg. Advances Made	1,598,023.59
(C)	N/A

Aggregate Overcollateralization Release Amount		1,761,190.38
Principal Distribution Amount		1,274,068.31
Shortfalls	Principal	0.00
	Interest	1,955.33
Deferred Interest		868,317.86
Ending Overcollateralization Amount		7,038,409.83
Overcollateralization Deficiency		0.00

Aggregate Class P Distribution	51,123.49
Aggregate Class X Distribution	0.00
Aggregate Class R Distribution	0.00